UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2020

PROFIRE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36378	20-0019425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 South 1250 West, Suite 1, Lindon, Utah
(Address of principal executive offices)

84042
(Zip code)

(801) 796-5127
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common, $0.001 Par Value	PFIE	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revise financial standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 2, 2020, the Board of Directors of Profire Energy, Inc. (the “Company”) approved certain changes to the executive management team of the Company. Pursuant to these changes, Brenton W. Hatch is transitioning from Chief Executive Officer and President of the Company to Executive Chairman. Ryan W. Oviatt has been promoted to Co-Chief Executive Officer, Co-President, and Chief Financial Officer of the Company. Cameron M. Tidball has also been promoted to Co-Chief Executive Officer and Co-President of the Company. In connection with these appointments, the Company entered into amended employment agreements with Mr. Hatch, Mr. Oviatt and Mr. Tidball, as more fully described below.

On July 2, 2020, the Company and Mr. Hatch entered into a Second Amended and Restated Employment Agreement (“Hatch Agreement”) as approved by the Company’s Board of Directors (the “Board”) and recommended by its Compensation Committee (the “Committee”). Pursuant to the Hatch Agreement, Mr. Hatch has transitioned from his prior role as Chief Executive Officer and President of the Company to serve as Executive Chairman through June 30, 2021. As the Company’s Executive Chairman, in addition to other executive-level duties determined by the Board, Mr. Hatch will continue to serve as Chairman of the Board. Also pursuant to the Hatch Agreement, beginning July 1, 2021, Mr. Hatch will transition from the role of Executive Chairman to Special Advisor for the executive officers of the Company. Mr. Hatch will serve as a Special Advisor through June 30, 2022 (“Special Advisor Term”). During this Special Advisor Term, Mr. Hatch will continue to serve as Chairman of the Board and will advise the Company executives on items including, but not limited to, major projects, investor relations, and management succession planning.

In connection with Mr. Hatch’s appointment as Executive Chairman, Mr. Hatch will be paid an annual rate of base salary in periodic installments consistent with the Company’s payroll practices as in effect from time to time. For the period from July 2, 2020 through December 31, 2020 Mr. Hatch will be paid a salary based on an annualized base salary of $350,000. For the period from January 1, 2021 through June 30, 2021, Mr. Hatch will be paid a salary based on an annualized base salary of $400,000. For the 2021 calendar year, Mr. Hatch is eligible to receive an annual bonus pursuant to an Annual Incentive Plan adopted by the Board’s Compensation Committee. Mr. Hatch’s annual bonus will be at a lower level than the then serving Chief Executive Officer (or Co-Chief Executive Officers). Given that Mr. Hatch will serve as Executive Chairman for a maximum of 50% of the calendar year 2021, his final annual bonus amount will be 50% of the amount it otherwise would be if he had served as Executive Chairman for the full 2021 calendar year.

During the Special Advisor Term, Mr. Hatch will be paid a base salary of $400,000, the sum of $150,000 for serving as Chairman of the Board and $250,000 for advisory services.

Also, on July 2, 2020, the Company entered into a Second Amended and Restated Employment Agreement with Ryan W. Oviatt (the “Oviatt Agreement”) and an Amended and Restated Employment Agreement with Cameron M. Tidball (the “Tidball Agreement” and, together with the Oviatt Agreement, the “CEO Agreements”) as recommended by the Committee and approved by the Company’s Board.

Pursuant to the Oviatt Agreement, effective July 2, 2020, Mr. Oviatt commenced serving as the Company’s Co-Chief Executive Officer, Co-President, and Chief Financial Officer of the Company. Mr. Oviatt’s duties will include being responsible for the strategic direction and day-to-day operations of the Company as well as the day-to-day management of the Company’s finances and financial and accounting records and statements. Mr. Oviatt will continue to serve as a member of the Board.

Pursuant to the Tidball Agreement, effective July 2, 2020, Mr. Tidball commenced serving as the Company’s Co-Chief Executive Officer and Co-President. Mr. Tidball’s duties will include being responsible for the strategic direction and day-to-day operations of the Company and management of sales and marketing efforts, development of products and technologies, and expansion of markets and industries.

The CEO Agreements provide that each Mr. Oviatt and Mr. Tidball will receive a salary based on an annualized base salary of $275,000 USD for the period of July 2, 2020 through December 31, 2020. On January 1, 2021, the annualized base salary of Messrs. Oviatt and Tidball will increase to $300,000. The CEO Agreements state that the executives will be eligible for annual bonuses through the Company’s then-current Annual Incentive Plan as adopted by the Compensation Committee of the Board. The executives will also be eligible to participate in the Company’s then-current Long-Term Incentive Plan as determined by the Board or the Compensation Committee. The Term of the CEO Agreements is from July 1, 2020 through June 30, 2021 and unless terminated in accordance with the terms of the CEO Agreements, they will renew for successive periods of one year.

In addition to the salary compensation above, on July 2, 2020 (the “Grant Date”), upon the recommendation of the Committee, the Board approved granting a non-qualified stock option to purchase 100,000 shares of the Company’s common stock to each of Mr. Oviatt and Mr. Tidball under to the Company’s 2014 Equity Incentive Plan and pursuant to the standard form of Notice of Stock Option Grant and Stock Option Agreement under the plan (the “Options”). The exercise price of the Options is the closing bid price on July 2, 2020 or $0.8439 per share. The Options shall vest equally over a period of three years from the Grant Date. Vesting shall occur on the anniversary date of the Grant Date, with one-third of the total shares vesting on the first three anniversaries of the Grant Date. Vesting is contingent upon the executive’s continued employment with the Company on each applicable vesting date. The Options expire on July 2, 2024.

The foregoing description of the Hatch Agreement, the Oviatt Agreement, and the Tidball Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the applicable agreements, which are filed as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

        (d) The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Second Amended and Restated Employment Agreement between Brenton W. Hatch and Profire Energy, Inc.
10.2	Second Amended and Restated Employment Agreement between Ryan W. Oviatt and Profire Energy, Inc.
10.3	Amended and Restated Employment Agreement between Cameron M. Tidball and Profire Energy, Inc.
99.1	Press Release Announcing Management Changes

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFIRE ENERGY, INC.

Date: July 7, 2020	By:	/s/ Ryan Oviatt
Ryan Oviatt
Co-Chief Executive Officer

	By:	/s/ Cameron Tidball
Cameron Tidball
Co-Chief Executive Officer